Exhibit 5.1

[Letterhead of Conyers Dill & Pearman (Cayman) Limited]

21 May, 2012

Matter No.: 877094

Doc Ref: CWHB/RW/jm/1300158.3

(852) 2842 9511 / 2842 9554

David.Lamb@conyersdill.com

Rowan.Wu@conyersdill.com

VanceInfo Technologies Inc.

3/F, Building 8

Zhongguancun Software Park

Haidian District

Beijing, PRC 100193

Dear Sirs,

Re : VanceInfo Technologies Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a Registration Statement on Form S-8 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”) of an additional 2,000,000 ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), issuable pursuant to the 2007 Share Incentive Plan of the Company (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purpose of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed (i) the amended and restated memorandum and articles of association of the Company, (ii) copies of the minutes of a general meeting of the shareholders of the Company held on 30 July, 2007 (the “Shareholders Resolutions”), (iii) copies of the minutes of a meeting of the directors of the Company held on 30 July, 2007 and the written resolutions of all the directors of the Company dated 1 August, 2007 (the “Board Resolutions” and together with the Shareholders Resolutions, the “Resolutions”), (iv) copy director’s certificate dated 18 May, 2012 (the “Director’s Certificate”), (v) a certificate of good standing dated 10 May, 2012 (the “Certificate Date”) issued by the Registrar of Companies in relation to the Company, and (vi) such other documents, and made such enquires as to questions of law, as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and the Plan and other documents reviewed by us, (c) that the Registration Statement will be duly filed with the Commission, (d) that the Resolutions and the resolutions referred to in the Director’s Certificate were duly passed, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that, upon the issue of any Ordinary Shares, the Company will receive payment in full which shall not be less than the par value of the Ordinary Shares and (g) that no person is aware of any improper purpose for the issue of the Ordinary Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issue of the Ordinary Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for in accordance with the terms of the Plan, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consents are required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited
Conyers Dill & Pearman (Cayman) Limited